Exhibit 99.1

FOR IMMEDIATE RELEASE	SCOTT J. DUNCAN
FX Energy, Inc.
October 13, 2015	3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106
(801) 486-5555 Fax (801) 486-5575
www.fxenergy.com

FX Energy Announces Agreement to Be Acquired

by ORLEN Upstream

•                  FX Energy common stockholders to receive $1.15 per share in cash

•                  FX Energy Series B preferred stock to be redeemed for $25.00 per share in cash, plus accrued and unpaid dividends

Salt Lake City, October 13, 2015, — FX Energy, Inc. (NASDAQ: FXEN, FXENP) today announced that it has entered into a definitive merger agreement pursuant to which ORLEN Upstream Sp. z o.o. will acquire all of the outstanding shares of common stock of FX Energy.  ORLEN Upstream is the wholly-owned exploration and production subsidiary of PKN ORLEN SA (GPW: PKN).

In the transaction, holders of FX Energy common stock will receive consideration of $1.15 per share in cash, which represents a 22% premium over the average closing price for the Company’s common stock for the 60 trading-day period ended on October 12, 2015.  The transaction values FX Energy at approximately $119 million, including the Company’s net debt at June 30, 2015.

The agreement with ORLEN Upstream is the result of FX Energy’s previously announced process to explore a possible sale of the Company or other transaction and has been approved unanimously by the Company’s Board of Directors.

David N. Pierce, FX Energy’s President and Chief Executive Officer, commented, “Following a thorough process conducted with our financial advisor, the Board of Directors determined that this transaction provides the best opportunity to deliver value to our stockholders in view of the challenges we face with the current commodity-price environment, currency exchange-rate fluctuations and our current capital structure and limited access to the capital necessary to realize the value of our assets in Poland.”

Under the terms of the merger agreement, ORLEN Upstream will commence a cash tender offer to purchase all of FX Energy’s outstanding common stock, with a merger following the completion of the tender offer that would result in all shares of common stock not tendered in the tender offer being converted into the right to receive the cash consideration.  The Company believes the two-step transaction will allow its common stockholders who tender their shares in the tender offer to receive the consideration more quickly than they would under a single-step merger transaction.  Common stockholders who do not tender their shares in the tender offer will be entitled to receive the cash consideration upon consummation of the second-step merger.

Following the completion of the tender offer, if ORLEN Upstream owns at least 90% of the outstanding shares of FX Energy common stock, including through the exercise of a “top-up” option granted to ORLEN Upstream, the merger will be effected through a “short-form” merger without further action by stockholders of FX Energy.  FX Energy has granted to ORLEN Upstream a “top-up” option to acquire directly from FX Energy after completion of the tender offer the number of shares of common stock required to effect the “short-form” merger, subject to the availability of sufficient authorized and unissued shares of FX Energy common stock.  If, after the completion of the tender offer and any exercise of the “top-up” option, ORLEN Upstream owns less than 90% of the outstanding shares of FX Energy common stock, FX Energy will convene a meeting of the holders of its common stock to approve the merger.  ORLEN Upstream has agreed that it will vote all shares of FX Energy common stock then owned by it in favor of approval of the merger.

The tender offer is expected to commence by October 27, 2015, and the transaction is expected to be completed in the fourth quarter of 2015 if effected as a “short-form” merger or in the first quarter of 2016 if a meeting of FX Energy’s common stockholders is required to approve the merger.  The closing of the transaction is subject to customary closing conditions, including at least a majority of the outstanding shares of FX Energy common stock being tendered in the tender offer and receipt of required antitrust approvals.

The merger agreement provides that all outstanding shares of FX Energy’s 9.25% Series B Cumulative Convertible Preferred Stock will be redeemed in connection with the transaction pursuant to the terms of the preferred stock at the redemption price of $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date.

Evercore Group, L.L.C. acted as financial advisor to FX Energy.  Bracewell & Giuliani LLP and Kruse Landa Maycock & Ricks, LLC acted as legal counsel for FX Energy.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see FX Energy’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About FX Energy

FX Energy is an independent oil and gas exploration and production company with production in the US and Poland. The Company’s main exploration and production activity is focused on Poland’s Permian Basin where the gas-bearing Rotliegend sandstone is a direct analog to the Southern Gas Basin offshore England. The Company trades on the NASDAQ Global Select Market under the symbol FXEN. Website  www.fxenergy.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE YOU CAN FIND IT

The tender offer for the outstanding shares of FX Energy’s common stock described in this communication has not commenced.  This press release is for information purposes only and is not an offer to purchase or a solicitation of an offer to sell FX Energy common stock.  It is also not a substitute for the tender offer materials or Solicitation/Recommendation statement to be filed by the parties.  At the time the tender offer is commenced, ORLEN Upstream will file or cause to be filed Tender Offer materials on Schedule TO with the Securities and Exchange Commission (“SEC”), and thereafter FX Energy will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER OR TENDERING SHARES.  Those materials will be made available to FX Energy’s common stockholders at no expense to them by the information agent for the tender offer, which will be announced.  In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov or phone, email or written request by contacting FX Energy, Inc. at the following:

Address: 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106
Phone: (801) 486-5555
Email: scottduncan@fxenergy.com

FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the proposed transaction, the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future financial and operating results and any other statements about the future expectations, beliefs, goals, plans or prospects of FX Energy, Inc. constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in FX Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC under the Securities Exchange Act of 1934.  FX Energy disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.